UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2016 (February 11, 2016)

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 780, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Effective February 1, 2016, Lucas Energy, Inc. (the “Company”, “we” or “us”) entered into a first amendment to the August 30, 2015, Non-Revolving Line of Credit Agreement with Silver Star Oil Company (“Silver Star” and the “Line of Credit”). The Line of Credit, which had an effective date of August 28, 2015, provides the Company the right, from time to time, subject to the terms of the Line of Credit, to sell up to $2.4 million in convertible promissory notes (the “Convertible Notes”) to Silver Star of which $1 million in Convertible Notes have been sold to date (when including the $200,000 Convertible Note sold in February 2016, as described below). The Line of Credit is described in greater detail in the Current Report on Form 8-K, filed with the SEC on September 1, 2015.

Pursuant to the first amendment to the Line of Credit, the Line of Credit was amended to add a 9.99% ownership limitation and prevent the holder of the Convertible Notes from converting such Convertible Notes into common stock of the Company if upon such conversion, the holder would beneficially own more than 9.99% of our then outstanding common stock, subject to the ability of any holder to modify such limitation with 61 days prior written notice to us.

Pursuant to a letter agreement dated February 2, 2016, we provided Silver Star the required thirty days’ notice to prepay the outstanding Convertible Notes, provided that we do not currently have the funds necessary to prepay such notes. Additionally, pursuant to the agreement, we and Silver Star agreed to amend the Line of Credit to remove the requirement that Silver Star consent to the Company making distributions on its common stock, repurchasing common stock or making certain advances. Finally, Silver Star agreed that if Silver Star has not advanced the balance remaining under the Line of Credit ($1.4 million) by February 19, 2016, the terms of the Convertible Notes which require us to provide thirty days prior written notice before prepayment will be removed from the Convertible Notes and such Convertible Notes can be repaid at any time. Silver Star also agreed to waive the requirement that the Company obtain its prior written consent to undertake certain corporate actions, including designating preferred stock, issuing securities totaling more than 10% of the Company’s outstanding common stock, and effecting stock splits, as originally required pursuant to the terms of the Line of Credit.

We also received notice that on February 2, 2016, $300,000 of the Convertible Notes were assigned by Silver Star to Rockwell Capital Partners.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

We previously sold a Convertible Note to Silver Star in the aggregate principal amount of $200,000 on September 28, 2015, pursuant to the terms of the Line of Credit (which note was required to be sold by us on or before October 1, 2015), as described in the Current Report on Form 8-K filed with the SEC on October 1, 2015.

On October 23, 2015, to be effective October 21, 2015, we sold Silver Star an additional Convertible Note in the amount of $200,000, pursuant to the terms of the Line of Credit, as described in the Current Report on Form 8-K filed with the SEC on October 23, 2015.

On November 25, 2015, to be effective on November 23, 2015, we sold Silver Star an additional Convertible Note in the amount of $200,000, pursuant to the terms of the Line of Credit, as described in the Current Report on Form 8-K filed with the SEC on November 25, 2015.

On January 4, 2016, to be effective on December 31, 2015, we sold Silver Star an additional Convertible Note in the amount of $200,000, pursuant to the terms of the Line of Credit, as described in the Current Report on Form 8-K filed with the SEC on January 5, 2016.

On February 10, 2016, to be effective on February 8, 2016, we sold Silver Star an additional Convertible Note in the amount of $200,000, pursuant to the terms of the Line of Credit.

All of the Convertible Notes are due and payable on October 1, 2016, accrue interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allow the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share, provided that any conversion is subject to us first receiving approval for the issuance of shares of our common stock under the Convertible Notes and Line of Credit under applicable NYSE MKT rules and regulations (“NYSE Approval”), which we have not sought or obtained to date, and to the extent such conversion(s) would exceed 19.9% of our total shares of outstanding common stock on the date of our entry into the Line of Credit (totaling approximately 289,398 shares of common stock), stockholder approval for such issuances. We have the right to prepay the Convertible Notes at any time, provided we provide the holder at least 30 days prior notice of our intention to prepay such notes. The Convertible Notes include customary events of default for facilities of similar nature and size, including in the event a change of control (as defined in the Convertible Notes) occurs, or we fail to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended.

Item 3.02     Unregistered Sales of Equity Securities.

As described above, on February 10, 2016 to be effective on February 8, 2016, we sold Silver Star a Convertible Note in the aggregate principal amount of $200,000. If fully converted by Silver Star (without factoring in any accrued and unpaid interest thereon, which is also convertible into our common stock as provided in the note), notwithstanding the requirement for NYSE Approval (as discussed above), a total of 133,334 shares of common stock would be required to be issued to Silver Star (representing approximately 9.1% of our current outstanding shares of common stock) and if fully converted at maturity, when factoring in accrued interest thereon through maturity, a total of 138,761 shares of common stock would be required to be issued to Silver Star in connection with such Convertible Note (i.e., without factoring in the conversion of any other outstanding Convertible Note).

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for the sale and issuance pursuant to (a) Section 4(a)(2) of the Securities Act; and/or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transaction described above, no general solicitation was made either by us or by any person acting on our behalf. The transaction was privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sale and issuance and the Company paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificate(s) evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The recipient made various representations to us regarding its suitability to purchase the securities and knowledge of the risks involved in such purchase pursuant to the Line of Credit, including confirming that it was an “accredited investor”.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1*	First Amendment to Non-Revolving Line of Credit by Lucas Energy, Inc. and Silver Star Oil Company effective February 2, 2016

10.2*	February 2, 2016 Letter Agreement Regarding Non-Revolving Line of Credit Agreement and Convertible Notes between Lucas Energy, Inc. and Silver Star Oil Company

10.3*	$200,000 Convertible Promissory Note (Note #5) issued by Lucas Energy, Inc. to Silver Star Oil Company dated February 10, 2016 and effective February 8, 2016

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: February 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1*	First Amendment to Non-Revolving Line of Credit by Lucas Energy, Inc. and Silver Star Oil Company effective February 2, 2016

10.2*	February 2, 2016 Letter Agreement Regarding Non-Revolving Line of Credit Agreement and Convertible Notes between Lucas Energy, Inc. and Silver Star Oil Company

10.3*	$200,000 Convertible Promissory Note (Note #5) issued by Lucas Energy, Inc. to Silver Star Oil Company dated February 10, 2016 and effective February 8, 2016

* Filed herewith.